Exhibit 32.2

SECTION 1350 CERTIFICATION

I, Amy Vidrine Samson, Chief Financial Officer of Crown Crafts, Inc. (the “Company”), do hereby certify, in accordance with 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.	The Annual Report on Form 10-K of the Company for the period ending March 28, 2004 (the “Periodic Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 15 U.S.C. §§78m or 78o(d); and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: June 16, 2004

/s/ Amy Vidrine Samson

Amy Vidrine Samson, Chief Financial Officer